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                                                                    Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Inamed Corporation and subsidiaries

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 12, 1999 except for note 14, which is as of March 3, 1999, relating to the consolidated financial statements and schedule of Inamed Corporation and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP
New York, New York

October 26, 1999